UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) March 30, 2007


                                  CytoDyn, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Colorado                      000-49908                 75-3056237
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
 of incorporation)                                           Identification No.)


                227 E. Palace Avenue, Suite M, Santa Fe, NM 87501
              -----------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (505) 988-5520
                                 --------------
              (Registrant's telephone number, including area code)



          (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to be simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities

On March 30, 2007 our Board of Directors approved a Private Placement Memorandum to sell up to 6.5 million shares of common stock, no par value, through a Placement Agent, a Broker/Dealer registered with the National Association of Securities Dealers (NASD). This offering is available only to accredited investors as defined under the 1933 Securities Act ("The Act"). The offering will commence on or about April 3, 2007 and will terminate 180 days later on or about October 3, 2007. These securities will be sold pursuant to an exemption from registration under Regulation D under "The Act" and will not be registered with the Securities and Exchange Commission.

The Placement Agent will receive 10% cash commission, a non-accountable 3% cash expense reimbursement fee and warrants to purchase 13% of the amount of shares sold at an exercise price per share of what the common shares were sold for.

The Company intends to use the proceeds of the offering for a Phase I, safety and proof- of-principle study of our DNA-based pre-flu vaccine, and business operations for the next twelve months.


                                    SIGNATURE

Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        CytoDyn, Inc.


Date: April 2, 2007
                                        /s/ Allen D. Allen
                                        ----------------------------
                                        Allen D. Allen
                                        President